Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Xfone,Inc.
960 High Road
London, N12 9RY
UK

Gentlemen:

We consent to the inclusion of our Independent Auditors’ Report dated March 31, 2005, with respect to the financial statements of Xfone, Inc. and subsidiaries for the year ended December 31, 2004, in the upcoming filing of its Form 10-KSB, for Xfone, Inc.

Yours truly, BY: /S/ CHAIFETZ & SCHREIBER, P.C. —————————————— CHAIFETZ & SCHREIBER, P.C. Port Washington, New York March 31, 2005